                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

================================================================================

                              SHG ACQUISITION CORP.
                                     Issuer

            to be merged with and into SKILLED HEALTHCARE GROUP, INC.

                     11% Senior Subordinated Notes Due 2014

                                   ----------

                                    INDENTURE

                          Dated as of December 27, 2005

                                   ----------

                                WELLS FARGO BANK,
                              NATIONAL ASSOCIATION
                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

                                                                       Indenture
     TIA Section                                                        Section
     -----------                                                      ----------
310(a)(1)             .............................................   7.11
   (a)(2)             .............................................   7.11
   (a)(3)             .............................................   N.A.
   (a)(4)             .............................................   N.A.
   (b)                .............................................   7.09; 7.11
   (c)                .............................................   N.A.
311(a)                .............................................   7.12
   (b)                .............................................   7.12
   (c)                .............................................   N.A.
312(a)                .............................................   2.05
   (b)                .............................................   13.03
   (c)                .............................................   13.03
313(a)                .............................................   7.07
   (b)(1)             .............................................   N.A.
   (b)(2)             .............................................   7.07
   (c)                .............................................   13.02
   (d)                .............................................   7.07
314(a)                .............................................   4.02;
                      .............................................   4.10; 13.02
   (b)                .............................................   N.A.
   (c)(1)             .............................................   13.04
   (c)(2)             .............................................   13.04
   (c)(3)             .............................................   N.A.
   (d)                .............................................   N.A.
   (e)                .............................................   13.05
   (f)                .............................................   4.10
315(a)                .............................................   7.01
   (b)                .............................................   7.06; 13.02
   (c)                .............................................   7.01
   (d)                .............................................   7.01
   (e)                .............................................   6.11
316(a)(last sentence) .............................................   13.0
   (a)(1)(A)          .............................................   6.05
   (a)(1)(B)          .............................................   6.04
   (a)(2)             .............................................   N.A.
   (b)                .............................................   6.07
317(a)(1)             .............................................   6.08
   (a)(2)             .............................................   6.09
   (b)                .............................................   2.04
318(a)                .............................................   13.01

                                N.A. means Not Applicable.

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE ONE

SECTION 1.01.    Definitions.............................................     1
SECTION 1.02.    Other Definitions.......................................    27
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.......    27
SECTION 1.04.    Rules of Construction...................................    28

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.    Form and Dating.........................................    29
SECTION 2.02.    Execution and Authentication............................    29
SECTION 2.03.    Registrar and Paying Agent..............................    30
SECTION 2.04.    Paying Agent To Hold Money in Trust.....................    30
SECTION 2.05.    Noteholder Lists........................................    30
SECTION 2.06.    Transfer and Exchange...................................    30
SECTION 2.07.    Replacement Notes.......................................    31
SECTION 2.08.    Outstanding Notes.......................................    31
SECTION 2.09.    Treasury Notes..........................................    31
SECTION 2.10.    Temporary Notes.........................................    32
SECTION 2.11.    Cancellation............................................    32
SECTION 2.12.    Defaulted Interest......................................    32
SECTION 2.13.    CUSIP Numbers, ISINs, etc...............................    32
SECTION 2.14.    Issuance of Additional Notes............................    32

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee......................................    34
SECTION 3.02.    Selection of Notes to Be Redeemed.......................    34
SECTION 3.03.    Notice of Redemption....................................    34
SECTION 3.04.    Effect of Notice of Redemption..........................    35
SECTION 3.05.    Deposit of Redemption Price.............................    35
SECTION 3.06.    Notes Redeemed in Part..................................    35

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.    Payment of Notes........................................    36
SECTION 4.02.    SEC Reports.............................................    36

SECTION 4.03.    Limitation on Indebtedness and Issuance of Preferred
                    Stock................................................    37
SECTION 4.04.    Limitation on Restricted Payments.......................    41
SECTION 4.05.    Dividend and Other Payment Restrictions.................    45
SECTION 4.06.    Limitation on Sales of Assets and Subsidiary Stock......    46
SECTION 4.07.    Limitation on Affiliate Transactions....................    50
SECTION 4.08.    Limitation on Line of Business..........................    52
SECTION 4.09.    Designation of Restricted and Unrestricted
                     Subsidiaries........................................    52
SECTION 4.10.    Change of Control.......................................    53
SECTION 4.11.    Limitation on Liens.....................................    54
SECTION 4.12.    Limitation on Other Senior Subordinated Indebtedness....    54
SECTION 4.13.    Future Guaranties.......................................    55
SECTION 4.14.    Compliance Certificate..................................    55

                                  ARTICLE FIVE

                                SUCCESSOR COMPANY

SECTION 5.01.    When Company May Merge or Transfer Assets...............    56

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default.......................................    59
SECTION 6.02.    Acceleration............................................    61
SECTION 6.03.    Other Remedies..........................................    61
SECTION 6.04.    Waiver of Past Defaults.................................    61
SECTION 6.05.    Control by Majority.....................................    61
SECTION 6.06.    Limitation on Suits.....................................    62
SECTION 6.07.    Rights of Holders to Receive Payment....................    62
SECTION 6.08.    Collection Suit by Trustee..............................    62
SECTION 6.09.    Trustee May File Proofs of Claim........................    62
SECTION 6.10.    Priorities..............................................    63
SECTION 6.11.    Undertaking for Costs...................................    63
SECTION 6.12.    Waiver of Stay or Extension Laws........................    63

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.    Duties of Trustee.......................................    65
SECTION 7.02.    Notice of Defaults......................................    66
SECTION 7.03.    Rights of Trustee.......................................    66
SECTION 7.04.    Individual Rights of Trustee............................    66
SECTION 7.05.    Trustee's Disclaimer....................................    67
SECTION 7.06.    Reserved................................................    67
SECTION 7.07.    Reports by Trustee to Holders...........................    67

SECTION 7.08.    Compensation and Indemnity..............................    67
SECTION 7.09.    Replacement of Trustee..................................    68
SECTION 7.10.    Successor Trustee by Merger.............................    68
SECTION 7.11.    Eligibility; Disqualification...........................    69
SECTION 7.12.    Preferential Collection of Claims Against Company.......    69

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Discharge of Liability on Notes; Defeasance.............    70
SECTION 8.02.    Conditions to Defeasance................................    71
SECTION 8.03.    Application of Trust Money..............................    72
SECTION 8.04.    Repayment to Company....................................    72
SECTION 8.05.    Indemnity for Government Obligations....................    72
SECTION 8.06.    Reinstatement...........................................    72

                                  ARTICLE NINE

                                   AMENDMENTS

SECTION 9.01.    Without Consent of Holders..............................    73
SECTION 9.02.    With Consent of Holders.................................    74
SECTION 9.03.    Compliance with Trust Indenture Act.....................    75
SECTION 9.04.    Revocation and Effect of Consents and Waivers...........    75
SECTION 9.05.    Notation on or Exchange of Notes........................    75
SECTION 9.06.    Trustee To Sign Amendments..............................    75
SECTION 9.07.    Payment for Consent.....................................    76

                                   ARTICLE TEN

                                  SUBORDINATION

SECTION 10.01.   Agreement To Subordinate................................    77
SECTION 10.02.   Liquidation, Dissolution, Bankruptcy....................    77
SECTION 10.03.   Default on Senior Indebtedness of the Company...........    77
SECTION 10.04.   Acceleration of Payment of Notes........................    78
SECTION 10.05.   When Distribution Must Be Paid Over.....................    78
SECTION 10.06.   Subrogation.............................................    78
SECTION 10.07.   Relative Rights.........................................    79
SECTION 10.08.   Subordination May Not Be Impaired by Company............    79
SECTION 10.09.   Rights of Trustee and Paying Agent......................    79
SECTION 10.10.   Distribution or Notice to Representative................    80
SECTION 10.11.   Article Ten Not To Prevent Events of Default or Limit
                    Right To Accelerate..................................    80
SECTION 10.12.   Trust Moneys Not Subordinated...........................    80
SECTION 10.13.   Trustee Entitled To Rely................................    80

SECTION 10.14.   Trustee To Effectuate Subordination.....................    80
SECTION 10.15.   Trustee Not Fiduciary for Holders of Senior Indebtedness
                    of the Company.......................................    81
SECTION 10.16.   Reliance by Holders of Senior Indebtedness of the
                    Company on Subordination Provisions..................    81

                                 ARTICLE ELEVEN

                              SUBSIDIARY GUARANTIES

SECTION 11.01.   Guaranties..............................................    82
SECTION 11.02.   Limitation on Liability.................................    84
SECTION 11.03.   Successors and Assigns..................................    84
SECTION 11.04.   No Waiver...............................................    84
SECTION 11.05.   Modification............................................    84
SECTION 11.06.   Release of Subsidiary Guarantor.........................    84
SECTION 11.07.   Contribution............................................    85

                                 ARTICLE TWELVE

                     SUBORDINATION OF SUBSIDIARY GUARANTIES

SECTION 12.01.   Agreement To Subordinate................................    86
SECTION 12.02.   Liquidation, Dissolution, Bankruptcy....................    86
SECTION 12.03.   Default on Senior Indebtedness of Subsidiary Guarantor..    86
SECTION 12.04.   Demand for Payment......................................    87
SECTION 12.05.   When Distribution Must Be Paid Over.....................    87
SECTION 12.06.   Subrogation.............................................    88
SECTION 12.07.   Relative Rights.........................................    88
SECTION 12.08.   Subordination May Not Be Impaired by Company............    88
SECTION 12.09.   Rights of Trustee and Paying Agent......................    88
SECTION 12.10.   Distribution or Notice to Representative................    89
SECTION 12.11.   Article Twelve Not To Prevent Events of Default or Limit
                    Right To Demand Payment..............................    89
SECTION 12.12.   Trustee Entitled To Rely................................    89
SECTION 12.13.   Trustee To Effectuate Subordination.....................    89
SECTION 12.14.   Trustee Not Fiduciary for Holders  of Senior
                    Indebtedness of Subsidiary Guarantor.................    90
SECTION 12.15.   Reliance by Holders of Senior Indebtedness of Subsidiary
                    Guarantors on Subordination Provisions...............    90

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.   Trust Indenture Act Controls............................    91
SECTION 13.02.   Notices.................................................    91

SECTION 13.03.   Communication by Holders with Other Holders.............    91
SECTION 13.04.   Certificate and Opinion as to Conditions Precedent......    92
SECTION 13.05.   Statements Required in Certificate or Opinion...........    92
SECTION 13.06.   When Notes Disregarded..................................    92
SECTION 13.07.   Rules by Trustee, Paying Agent and Registrar............    92
SECTION 13.08.   Legal Holidays..........................................    92
SECTION 13.09.   Governing Law...........................................    93
SECTION 13.10.   No Recourse Against Others..............................    93
SECTION 13.11.   Successors..............................................    93
SECTION 13.12.   Multiple Originals......................................    93
SECTION 13.13.   Table of Contents; Headings.............................    93

Rule 144A/Regulation S/IAI Appendix

Exhibit 1 - Form of Initial Note

Exhibit A - Form of Exchange Note or Private Exchange Note

          INDENTURE dated as of December 27, 2005 (this "Indenture"), among SHG ACQUISITION CORP., a Delaware corporation and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the "Trustee"), and upon consummation of the Merger (as defined herein), SKILLED HEALTHCARE GROUP, INC., a Delaware corporation, and the Subsidiary Guarantors (as defined below).

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Notes, Exchange Notes and Private Exchange Notes (collectively, the "Notes").

                                   ARTICLE ONE

          SECTION 1.01. Definitions.

          "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Adjusted Treasury Rate" means, with respect to any redemption date,
(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 15, 2010, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "Applicable Premium" means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on January 15, 2010 (such redemption price being described in the fourth paragraph of Section 5 of the Notes exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through January 15, 2010 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

          "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition (a "Disposition") of any assets or rights (including by way of a sale and leaseback) outside of the ordinary course of business (provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.10 and 5.01 of this Indenture and not by the provisions of Section 4.06 of this Indenture); and

          (2) the issue or sale by the Company or any Restricted Subsidiary of Equity Interests of any of the Company's Restricted Subsidiaries;

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

               (A) that have a fair market value in excess of $5.0 million; or

               (B) for net proceeds in excess of $5.0 million.

          Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) a Disposition of assets by the Company to the Company or a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

          (2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (3) the issuance of Equity Interests by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Equity Interests of such Person owned by the Company after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

          (4) a Restricted Payment that is permitted by Section 4.04 of this Indenture;

          (5) a Disposition in the ordinary course of business;

          (6) any Liens permitted by this Indenture and foreclosures thereon;

          (7) any exchange of property pursuant to Section 1031 of the Code for use in a Permitted Business;

          (8) the license or sublicense of intellectual property or other general intangibles;

          (9) the lease or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Company and its Restricted Subsidiaries taken as a whole; and

          (10) the sale or other disposition of cash or Cash Equivalents.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capital Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

          "Bankruptcy Cases" means Case No. LA 01 39678BB through LA 01 39697BB and LA 01 45516BB, LA 01 45520BB and LA 01 45525BB, in the United States Bankruptcy Court for the Central District of California, Los Angeles Division, which were the bankruptcy proceedings related to Company and certain of its Subsidiaries.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means (1) with respect to a Person that is a corporation or limited liability company, the board of directors, board of managers or equivalent governing board of such Person or any duly authorized committee thereof, (2) with respect to a Person that is a limited partnership, the board of directors, board of managers or equivalent governing board of such Person's general partner, and (3) with respect to any other Person, the governing body of such Person most closely approximating the governing bodies contemplated in the preceding clauses (1) and
(2).

          "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of any Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Capital Stock" means:

          (a) in the case of a corporation, corporate stock;

          (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:

          (1) United States dollars;

          (2) Government Securities having maturities of not more than twelve months from the date of acquisition;

          (3) time deposit accounts, term deposit accounts, money market deposit accounts, time deposits, bankers' acceptances, certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities of twelve months or less from the date of acquisition, overnight bank deposits, and demand deposit accounts in each case with any lender party to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the rating of "P-2" (or higher) from Moody's or "A-2" (or higher) from Standard & Poor's and in each case maturing within twelve months after the date of acquisition; and

          (6) any fund investing substantially all its assets in investments that constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

          "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Sponsor or a Related Party of the Sponsor;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) prior to the first Public Equity Offering, the Sponsor and its Related Parties cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Sponsor and its Related Parties or otherwise;

          (4) on or after the first Public Equity Offering with respect to the Company or any direct or indirect parent entity (the "Public Company"), if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than the Sponsor and its Related Parties, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35.0% or more of the total voting power of the Voting Stock of the

     Public Company (or, if the Company is not wholly owned directly or indirectly by the Public Company, the Company); provided, however, that the Sponsor and its Related Parties are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Public Company (or, if applicable, the Company) than such other Person or group; or

          (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to January 15, 2010, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 15, 2010.

          "Comparable Treasury Price" means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (minus) to the extent deducted (added) in computing such Consolidated Net Income:

          (1) provision for taxes based on income or profits of such Person and its Subsidiaries for such period; plus (minus)

          (2) Fixed Charges; plus (minus)

          (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period; plus (minus)

          (4) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including financing and refinancing fees and costs incurred in connection with the Transactions); plus

          (5) the amount of any payments to Affiliates of the type contemplated by clauses (8) or (9) of Section 4.07(b) of this Indenture made during the applicable period; plus (minus)

          (6) Minority Interest with respect to any Restricted Subsidiary; plus (minus)

          (7) Consolidated Restructuring Costs; plus (minus)

          (8) costs and expenses incurred in connection with the establishment and initial implementation of policies and procedures for complying with the Sarbanes-Oxley Act of 2002; plus (minus)

          (9) startup losses incurred in connection with acquisitions or initial openings of facilities; plus (minus)

          (10) all lease payments in respect of operating leases arising out of Sale and Leaseback Transactions with respect to which and to the extent that the Company or any Restricted Subsidiary was deemed to have incurred Attributable Debt.

          Notwithstanding the preceding, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that Net Income of such Subsidiary was included in calculating Consolidated Net Income of such Person.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1) the interest expense of such Person and its Restricted Subsidiaries for such period, on a combined, consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided, however, that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense) plus the interest component of all payments associated with Attributable Debt determined by such Person in good faith on a basis consistent with comparable determinations for Capital Lease Obligations under GAAP; plus

          (2) the consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.

          Notwithstanding the preceding, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly-Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus (minus) to the extent deducted (added) in computing such Net
Income:

          (1) direct or indirect fees, costs, expenses and charges (including any penalties or premiums payable) of the Company related to the Transactions which are paid, taken or otherwise accounted for within one year of the consummation of the Transactions; plus (minus)

          (2) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or (b) the acquisition or disposition of any securities by such Person or any of its Restricted Subsidiaries plus (minus);

          (3) any extraordinary, nonrecurring or non-operating gain or loss, together with any related provision for taxes on such extraordinary, nonrecurring or non-operating gain or loss;

provided, however, that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary (other than APS-Summit Care Pharmacy L.L.C., a Delaware limited liability company) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or (subject to clause (2) below) a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Restricted Subsidiary during such period; and

          (3) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Restructuring Costs" means, for any period, restructuring or reorganization costs related to the Bankruptcy Cases incurred by the Company and its Restricted Subsidiaries during such period, calculated in accordance with GAAP; provided, however, that the aggregate amount of such costs for any consecutive four fiscal quarter period shall not exceed $1,000,000.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors of the Company on the Issue Date after giving effect to the Merger;

          (2) was nominated for election or elected to such Board of Directors of the Company with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

          (3) was nominated by the Sponsor or a Related Party thereof.

          "Contribution Indebtedness" means any Indebtedness or Preferred Stock incurred pursuant to clause (16) of Section 4.03(b) of this Indenture.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Non-cash Consideration" means, the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

          "Designated Senior Debt" means:

          (1) any Indebtedness outstanding under the Senior Credit Facilities;
     and

          (2) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Debt."

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would not qualify as Disqualified Stock but for change of control or asset sale provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital

Stock than the provisions of Sections 4.10 and 4.06, respectively, of this Indenture and such Capital Stock specifically provides that the Company will not redeem or repurchase any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Notes as required pursuant to the provisions of
Section 4.10 and 4.06, respectively, of this Indenture.

          "Domestic Restricted Subsidiary" means, with respect to the Company, any Restricted Subsidiary that was formed under the laws of the United States of America or any State thereof or the District of Columbia.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities or represented by the Initial Notes) in existence on the Issue Date after giving effect to the Merger, until such amounts are repaid.

          "Fixed Charge Coverage Ratio" means with respect to any Person or Persons for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

          (1) acquisitions that have been made by the Company or any Restricted Subsidiary, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis (which shall be determined in good faith by the chief financial officer of the Company) after giving effect to Pro Forma Cost Savings, shall be deemed to have occurred on the first day of the four-quarter reference period;

          (2) the Consolidated Cash Flow attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded;

          (3) the Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4) if (i) any Restricted Subsidiary is designated as an Unrestricted Subsidiary or (ii) any Unrestricted Subsidiary is designated as a Restricted Subsidiary, in either case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, such designation will be deemed to have occurred on the first day of the four-quarter reference period; and

          (5) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) the Consolidated Interest Expense of such Person for such period; plus

          (2) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

          (3) the product of (a) all dividend payments, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Qualified Equity Interests, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America and the payment for which the United States pledges its full faith and credit.

          "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "Guaranty Agreement" means a supplemental indenture, in a form reasonably acceptable to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations under this Indenture and with respect to the Notes on the terms provided for in Article 11 of this Indenture.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to change the allocation of risk due to fluctuations in interest rates, currency exchange rates or commodity prices.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, in respect of:

          (1) borrowed money;

          (2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) bankers' acceptances;

          (4) Capital Lease Obligations;

          (5) Attributable Debt; or

          (6) (a) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or (b) representing the net amount payable in respect of any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" with respect to a specified Person includes
(i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent that the aggregate amount of such Indebtedness does not exceed fair market value of the asset and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person; provided, however, that Indebtedness shall not include the pledge by the Company of the Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary and (ii) all Disqualified Stock of the Specified Person. In no event shall non-contractual obligations or liabilities in respect of any Capital Stock constitute Indebtedness under this definition.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount or which does not require current payments of interest, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Insurance Subsidiary" means any Subsidiary of the Company (including Fountain View Reinsurance, Ltd.) that is engaged solely in the medical malpractice insurance business, workers compensation and other insurance business for the underwriting of insurance policies for, or for the benefit of, the Company and its Subsidiaries and Related Professional Corporations and those employees, officers, directors and contractors of the foregoing Persons who provide professional medical services to patients.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel advances and other loans and advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, then the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of determined at the time of such sale or disposition. Notwithstanding the foregoing, purchases, redemptions or other acquisitions of Equity Interests of the Company or any direct or indirect parent of the Company shall not be deemed Investments. The amount of an investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

          "Issue Date" means December 27, 2005.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any consensual filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than filings in respect of leases otherwise permitted under this Indenture.

          "Management Agreement" means the Management Agreement to be dated as of the Issue Date among the Company and Onex Partners Manager LP, as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement, taken as a whole, is no less favorable in any material respect to the Company or any Restricted Subsidiary than the contract or agreement as in effect on the Issue Date.

          "Merger" means the Merger of SHG Acquisition Corp. with and into Skilled Healthcare Group, Inc. with Skilled Healthcare Group, Inc. continuing as the surviving corporation pursuant to the Agreement and Plan of Merger, dated as of October 22, 2005, among Skilled Healthcare Group, Inc., SHG Acquisition Corp., SHG Holding Solutions, Inc., Heritage Partners Management Company, LLP, Heritage Fund II L.P. and Heritage Investors II, L.L.C.

          "Minority Interest" means, with respect to any Person, interests in income (loss) of any of such Person's Subsidiaries held by one or more Persons other than such Person or another Subsidiary of such Person, as reflected on such Person's consolidated financial statements.

          "Moody's" means Moody's Investment Service, Inc. and any successor to its rating agency business.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

          (1) any income or expense incurred in connection with the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

          (2) any depreciation, amortization, non-cash impairment or other non-cash charges or expenses recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17 or SFAS Nos. 141 and 142; and

          (3) any gain, loss, income, expense or other charge recognized or incurred in connection with changes in value or dispositions of Investments made pursuant to clause (8) of the definition of Permitted Investments (it being understood that this clause (3) shall not apply to any expenses incurred in connection with the funding of contributions to any plan).

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including (a) fees and expenses related to such Asset Sale (including legal, accounting and investment banking fees and discounts, and sales and brokerage commissions, and any relocation expenses incurred as a result of the Asset Sale), (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Senior Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (e) cash escrows (until released from escrow to the seller).

          "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any Restricted Subsidiary:

               (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

               (b) is directly or indirectly liable as a guarantor or otherwise; or

               (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than stock of an Unrestricted Subsidiary pledged by the Company to secure debt of such Unrestricted Subsidiary) or assets of the Company or such Restricted Subsidiary.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Business" means any business in which the Company and the Restricted Subsidiaries are engaged on the Issue Date or any business reasonably related, ancillary or complementary thereto, or reasonable extensions thereof.

          "Permitted Investments" means:

          (1) any Investment in the Company or in any Restricted Subsidiary;

          (2) any Investment in Cash Equivalents;

          (3) any Investment in a Person, if as a result of such Investment:

               (a) such Person becomes a Restricted Subsidiary; or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 of this Indenture or any other disposition of assets not constituting an Asset Sale;

          (5) any Investment existing on the Issue Date;

          (6) other Investments made after the Issue Date in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (6) after the Issue Date that are at the time outstanding, not to exceed the greater of (a) $15.0 million or (b) 2.0% of the Total Assets of the Company;

          (7) any Investment made for consideration consisting solely of Qualified Equity Interests;

          (8) any Investment made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and any Restricted Subsidiary in connection with such plans;

          (9) any Investment received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes with Persons that are not Affiliates;

          (10) Hedging Obligations permitted by Section 4.03 of this Indenture;

          (11) any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

          (12) pledges or deposits by a Person under workers compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (13) any Investment consisting of a loan or advance to officers, directors or employees of the Company or a Restricted Subsidiary in connection with the purchase by such Persons of Equity Interests of the Company or any direct or indirect parent of the Company so long as the cash proceeds of such purchase received by the Company or such other Person are contemporaneously contributed to the common equity capital of the Company;

          (14) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2 million at any one time outstanding;

          (15) repurchases of the Notes;

          (16) guarantees of Indebtedness permitted by Section 4.03 of this Indenture; and

          (17) other Investments made after the Issue Date in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) after the Issue Date, not to exceed the greater of (a) $15.0 million or (b) 2.0% of the Total Assets of the Company.

          "Permitted Junior Securities" means:

          (1) Equity Interests in the Company or any Subsidiary Guarantor; or

          (2) debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guaranties are subordinated to Senior Indebtedness under this Indenture.

          "Permitted Liens" means:

          (1) Liens in favor of the Company or any Restricted Subsidiary;

          (2) Liens on assets of the Company or any Restricted Subsidiary securing Senior Indebtedness that was permitted by the terms of this Indenture to be incurred;

          (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary, provided, however, that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided, however, that such Liens were not incurred in contemplation of such acquisition;

          (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.03(b) of this Indenture;

          (6) Liens to secure Refinancing Indebtedness where the Indebtedness being Refinanced was secured by the same assets; provided, however, that such Liens do not extend to any additional assets (other than improvements and accession thereon and replacements thereof or proceeds or distributions thereof);

          (7) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $7.5 million at any one time outstanding and that: (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

          (8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (9) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guaranties) or payment obligations to the Trustee;

          (10) Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;

          (11) Liens securing Hedging Obligations;

          (12) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (13) Liens existing on the date of this Indenture;

          (14) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; and

          (15) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, defease or discharge or refund (collectively, "Refinance") other Indebtedness of the Company or any Restricted Subsidiary; provided, however, that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, discharged, defeased or refunded (plus the amount of reasonable expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, defeased, discharged or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, defeased, discharged or refunded;

          (4) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor may not be used to Refinance any Indebtedness of the Company or a Subsidiary Guarantor.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. The "principal" amount of any Preferred Stock at any date shall be the liquidation preference (or, if greater, the mandatory redemption price, if any) of such Preferred Stock at such date.

          "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Pro Forma Cost Savings" means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or
(2) implemented, committed to be implemented, specifically identified to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Company.

          "Public Equity Offering" means an underwritten primary public offering of common stock of the Company or any direct or indirect parent entity pursuant to an effective registration statement under the Securities Act; provided, however, in the case of the exercise by the Company of its option to redeem Notes pursuant to the third paragraph of Paragraph 5 of the Notes, if such offering is common stock of any such parent, the net proceeds therefrom are contributed to the common equity capital of the Company.

          "Qualified Equity Interests" means Equity Interests of the Company other than Disqualified Stock.

          "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

          "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors and assigns, J.P. Morgan Securities Inc. and its successors and assigns and one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

          "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

          "Related Party" with respect to any Sponsor means:

          (1) any controlling stockholder or partner, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Sponsor; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more controlling interest of which consist of such Sponsor and/or such other Persons referred to in the immediately preceding clause
     (1);

provided, however, that "Related Party" shall not include any portfolio operating companies of Sponsor.

          "Related Professional Corporation" means a professional corporation that is owned by one or more physicians, independent contractor physicians or healthcare facilities in each case (a) to whom the Company, any Restricted Subsidiary of the Company or another Related Professional Corporation provides management services pursuant to a management services, practice support or similar agreement and (b) except for the effect of the preceding clause (a), is not otherwise an Affiliate of the Company or its Restricted Subsidiaries.

          "Representative" means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

          "Securities Act" means the U.S. Securities Act of 1933, as amended.

          "Senior Credit Facilities" means the Second Amended and Restated First Lien Credit Agreement to be dated as of the Issue Date among the Company, SHG Holding Solutions, Inc., Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent and as sole lead arranger and sole bookrunner, and the other agents and lenders named therein, providing for revolving credit borrowings and term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time including increases in principal amount.

          "Senior Indebtedness" means with respect to any Person:

          (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate or pari passu in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

          (1) any obligation of such Person to the Company or any Subsidiary;

          (2) any liability for federal, state, local or other taxes owed or owing by such Person;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

          (4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

          "Senior Subordinated Indebtedness" means, with respect to a Person, the Notes (in the case of the Company), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other Obligation of such Person which is not Senior Indebtedness of such Person.

          "Significant Subsidiary" means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Sponsor" means Onex Partners LP, Onex Corporation and their respective Affiliates other than portfolio operating companies of any of the foregoing.

          "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter

Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

          "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantor" means a Subsidiary of the Company that guarantees the Company's payment obligations under this Indenture and the Notes and upon consummation of the Merger, shall initially be those Subsidiaries set forth on Schedule I hereto.

          "Subsidiary Guaranty" means each senior subordinated guarantee by a Subsidiary of the Company's obligations under this Indenture and the Notes pursuant to Article 11 of this Indenture or contained in a Guaranty Agreement.

          "Total Assets" means the total combined, consolidated assets of the Company and its Restricted Subsidiaries, as would be shown on the Company's consolidated balance sheet in accordance with GAAP on the date of determination.

          "Transactions" means the acquisition of Skilled Healthcare Group, Inc. by SHG Acquisition Corp., the Merger, the cash equity contribution relating thereto, the issuance and sale of the Initial Notes, the execution and delivery of the Senior Credit Facilities and documents related thereto and the initial extension of credit thereunder, and other transactions contemplated by the merger agreement entered into and consummated in connection with such acquisition and the payment of fees and expenses in connection with the foregoing.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means with respect to the Company, any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary; and

          (3) has no Subsidiaries that are Restricted Subsidiaries.

          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.04 of this Indenture. On the Issue Date, Fountain View Reinsurance, Ltd. will be an Unrestricted Subsidiary without any further action on the part of the Company. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date by Section 4.03 of this Indenture, the Company shall be in default of such section. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (1) such Indebtedness is permitted by Section 4.03 of this Indenture and (2) no Default would be in existence following such designation.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (2) the then outstanding principal amount of such Indebtedness.

          "Wholly-Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly-Owned Subsidiaries.

SECTION 1.02. Other Definitions.

                                                                      Defined in
                               Term                                    Section
                               ----                                  -----------
"Affiliate Transaction" ..........................................    4.07(a)
"Asset Sale Offer" ...............................................    4.06(c)
"Blockage Notice" ................................................   10.03
"Change of Control Offer" ........................................    4.10(a)
"Change of Control Payment" ......................................    4.10(a)
"covenant defeasance option" .....................................    8.01(b)
"Custodian" ......................................................    6.01
"Event of Default" ...............................................    6.01
"Guaranteed Obligations" .........................................   11.01
"incur" ..........................................................    4.03(a)
"legal defeasance option" ........................................    8.01(b)
"Offer Amount" ...................................................    4.06(d)(2)
"Offer Period" ...................................................    4.06(d)(2)
"Paying Agent" ...................................................    2.03
"Payment Blockage Period" ........................................   10.03
"Payment Default" ................................................   10.03
"Permitted Debt" .................................................    4.03(b)
"Purchase Date" ..................................................    4.06(d)(1)
"Registrar" ......................................................    2.03
"Restricted Payment ..............................................    4.04(a)

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "indenture securities" means the Notes and the Subsidiary Guaranties;

          "indenture security holder" means a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any successor obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

          (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (9) all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued on the Issue Date.

                                   ARTICLE TWO

                                    The Notes

          SECTION 2.01. Form and Dating. Provisions relating to the Notes are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the "Appendix") which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

          SECTION 2.02. Execution and Authentication. At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          On the Issue Date, the Trustee shall authenticate and deliver $200,000,000 million of 11% Senior Subordinated Notes Due 2014 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by at least one Officer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to
Section 2.14 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.08. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

          SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

          Every replacement Note is an additional Obligation of the Company.

          SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held, directly or indirectly, by the Company or its Affiliates shall not be deemed outstanding for purposes of the third paragraph of Section 5 of the Notes.

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

          SECTION 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

          SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.13. CUSIP Numbers, ISINs, etc. The Company in issuing the Notes may use "CUSIP" numbers, ISINs and "Common Code" numbers (in each case if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers, ISINs and "Common Code" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any "CUSIP" numbers, ISINs or "Common Code" numbers applicable to the Notes.

          SECTION 2.14. Issuance of Additional Notes. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Notes under this Indenture, which Additional Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

          With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of
     Section 4.03 that the Company is relying on to issue such Additional Notes;

          (2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code; and

          (3) whether such Additional Notes shall be Initial Notes or shall be issued in the form of Exchange Notes as set forth in Exhibit A.

                                 ARTICLE THREE

                                   Redemption

          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02. Selection of Notes to Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata to the extent practicable. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess of $2,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the "CUSIP" number, ISIN or "Common Code" number, if any, printed on the Notes being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the "CUSIP" number, ISIN, or "Common Code" number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Notes shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    Covenants

          SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC Reports. So long as any Notes are outstanding, the Company will (i) furnish to the Holders or cause the Trustee to furnish to the Holders in each case within the time periods that such information would have otherwise been required to have been provided to the SEC if the rules and regulations applicable to the filing of such information were applicable to the Company and (ii) post on its website within 10 Business Days thereafter:

          (1) all quarterly and annual information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants in accordance with the professional standards of the American Institute of Certified Public Accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC's EDGAR service shall be deemed to satisfy the Company's delivery obligation.

          Following the consummation of the exchange offer or registration of the Notes contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company will file a copy of all the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to

Rule 144A(d) (4) under the Securities Act. The Company will at all times comply with Trust Indenture Act Section 314(a).

          SECTION 4.03. Limitation on Indebtedness and Issuance of Preferred Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company or any of the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and any of the Subsidiary Guarantors may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          (b) Paragraph (a) of this Section 4.03 will not prohibit the incurrence of any or the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness and reimbursement obligations in respect of letters of credit pursuant to the Senior Credit Facilities; provided, however, that the aggregate amount of all Indebtedness then classified as having been incurred in reliance upon this clause (1) that remains outstanding under the Senior Credit Facilities after giving effect to such incurrence does not exceed $335 million, less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Proceeds applied to repayments under the Senior Credit Facilities in accordance with Section 4.06 of this Indenture;

          (2) the incurrence by the Company or any Restricted Subsidiary of Existing Indebtedness;

          (3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes originally issued on the Issue Date and the related Subsidiary Guaranties, and the Exchange Notes and related Subsidiary Guaranties to be issued pursuant to the Registration Rights Agreement in respect thereof;

          (4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount or accreted value, as applicable, not to exceed at any time outstanding the greater of $15.0 million and 2.0% of Total Assets at the time of any incurrence under this clause (4);

          (5) the incurrence by the Company or any Restricted Subsidiary of Indebtedness or Preferred Stock in connection with the acquisition of assets or a new Restricted Subsidiary and Permitted Refinancing Indebtedness in respect thereof; provided, however, that such Indebtedness or Preferred Stock (other than such Permitted Refinancing Indebtedness) was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or a Subsidiary of the Company; provided further, however, that the principal amount (or accreted value, as applicable) of such Indebtedness or Preferred Stock, together with any other outstanding Indebtedness and Preferred Stock incurred pursuant to this clause (5), does not exceed $25.0 million;

          (6) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause
     (a)) and (b) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any such subsequent changes in value) actually received by the Company or such Restricted Subsidiary in connection with such disposition;

          (7) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease or discharge Indebtedness incurred pursuant to paragraph (a) of this Section 4.03, clause (2) or (3) above, this clause (7) or clause (13) or (16) below;

          (8) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between the Company and any Restricted Subsidiary; provided, however, that:

               (a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guaranty of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor; and

               (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary or (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, not permitted by this clause (8);

          (9) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations incurred in the ordinary course of business with a bona fide intention to limited interest rate risk or exchange rate risk;

          (10) the guarantee by the Company or a Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.03;

          (11) the issuance by a Restricted Subsidiary to the Company or any Restricted Subsidiary of Preferred Stock; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary and (b) any sale or other transfer of any such Preferred Stock to a Person that is neither the Company nor a Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that is not permitted by this clause (11);

          (12) the incurrence by the Company or any Restricted Subsidiary in respect of workers' compensation claims, self-insurance obligations, indemnities, bankers' acceptances, performance, completion and surety bonds or guarantees, and similar types of obligations in the ordinary course of business;

          (13) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness or Preferred Stock in connection with the acquisition of assets or a Person; provided, however, that, after giving effect to such acquisition, the Company could incur an additional dollar of Indebtedness pursuant to paragraph (a) of this Section 4.03 or the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

          (14) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

          (15) the incurrence by a Restricted Subsidiary that is a bona fide joint venture between the Company and a third party, where the third party is not a Subsidiary of the Company and owns at least 20% of the economic interest of the Restricted Subsidiary, of Indebtedness or Preferred Stock; provided, however, that the principal amount (or accreted value, as applicable) of such Indebtedness or Preferred Stock, together with any other outstanding Indebtedness and Preferred Stock incurred pursuant to this clause (15), does not exceed $30.0 million;

          (16) the incurrence of Indebtedness of the Company and Indebtedness or Preferred Stock of any Subsidiary Guarantor equal to 100% of the net cash proceeds received by the Company after the Issue Date from the sale of Qualified Equity Interests of the Company or, to the extent contributed to the common equity capital of the Company, Equity Interests of any of the Company's direct or indirect parent entities (in each case, other than proceeds of sales of Equity Interests to any Subsidiary of the Company) to the extent such net cash proceeds have not otherwise been and are not thereafter applied to permit the payment of any Restricted Payment; and

          (17) the incurrence by the Company or any Subsidiary Guarantor of additional Indebtedness, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $25.0 million.

For purposes of determining compliance with this Section 4.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above or is entitled to be incurred pursuant to paragraph (a) of this Section 4.03, the Company will be permitted to classify such item of Indebtedness in any manner that complies with this Section 4.03 (except that Indebtedness incurred under the Senior Credit Facilities on the Issue Date shall be deemed to have been incurred pursuant to clause (1) above). In addition, the Company may, at any time, change the classification of an item of Indebtedness or any portion thereof (except for Indebtedness incurred under clause (1) above) to any other clause or to the first paragraph hereof; provided, however, that the Company would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph hereof, as the case may be, at such time of reclassification. The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.03. Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

          SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiary's Equity Interests (including any payment on such Equity Interests in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiary's Equity Interests in their capacity as such other than dividends or distributions payable in Qualified Equity Interests and other than dividend or distributions payable to the Company or a Restricted Subsidiary;

          (2) purchase, redeem or otherwise acquire or retire for value (including, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or a Subsidiary Guarantor that is contractually subordinated to the Notes or the Subsidiary Guaranties, except (i) payments of interest or principal at Stated Maturity thereof, (ii) payments of interest or principal on or in respect of Indebtedness owed to and held by the Company or any Restricted Subsidiary and (iii) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case, due within one year of the Stated Maturity thereof; or

          (4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments");

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2) the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) of this Indenture; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10) and (11) of paragraph
     (b) of this Section 4.04), is not greater than the sum, without duplication, of:

               (a) 50% of the combined Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (b) 100% of the aggregate net proceeds received by the Company after the Issue Date as a contribution to its common equity capital or received by the Company from the issue or sale after the Issue Date (other than to a Subsidiary of the Company) of Qualified Equity Interests or of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Qualified Equity Interests (but excluding any such net proceeds applied to permit the incurrence of any Contribution Indebtedness); plus

               (c) 100% of the net proceeds received by the Company by means of
          (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company and its Restricted Subsidiaries or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary; plus

               (d) if any Unrestricted Subsidiary (i) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Unrestricted Subsidiary (as certified to the Trustee in an Officers' Certificate) as of the date of its redesignation or (ii) pays any cash dividends or cash distributions to the Company or any Restricted Subsidiary, 100% of any such dividends or distributions made after the Issue Date.

          (b) The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company) of, Qualified Equity Interests or from the substantially concurrent contribution to the common equity capital of the Company (but excluding any such net proceeds applied to permit the incurrence of any Contribution Indebtedness); provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(b) of paragraph (a) of this Section 4.04 and shall not be applied to permit the payment of any other Restricted Payment;

          (3) the defeasance, redemption, repurchase, repayment or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend (or in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis, taking into account the relative preferences, if any, of the various classes of equity interests in such Restricted Subsidiary;

          (5) the repurchase, redemption or other acquisition or retirement for value (or the distribution of amounts to any other direct or indirect parent of the Company to fund any such repurchase, redemption or other acquisition or retirement) of any Equity Interests of the Company or any direct or indirect parent of the Company held by any current or former officer, director, consultant or employee of the Company or any Restricted Subsidiary (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount paid by the Company and its Restricted Subsidiaries pursuant to this clause (5) shall not exceed $2.5 million in any calendar year (excluding for purposes of calculating such amount the amount paid for Equity Interests repurchased, redeemed, acquired or retired with the proceeds from the repayment of outstanding loans previously made by the Company or a Restricted Subsidiary for the purpose of financing the acquisition of such Equity Interests), with unused amounts in any calendar year being carried over for one additional calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

               (A) the net cash proceeds from the sale of Qualified Equity Interests of the Company and, to the extent contributed to the common equity capital of the Company, Equity Interests of any of the Company's direct or indirect parent entities (but excluding any such net proceeds applied to permit the incurrence of any Contribution Indebtedness), in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issue Date, to the extent such cash proceeds have not otherwise been and are not thereafter applied to permit the payment of any other Restricted Payment; plus

               (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

               (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (5);

     provided further, however, that cancellation of Indebtedness owing to the Company from members of management of the Company, any of its direct or indirect parent corporations or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent corporations will not be deemed to constitute a Restricted Payment for purposes of this Indenture;

          (6) the declaration and payment of dividends on Disqualified Stock in accordance with the certificate of designations therefor; provided, however, that such issuance of Disqualified Stock is permitted by Section
     4.03 of this Indenture;

          (7) repurchases of Equity Interests deemed to occur upon the exercise of stock options to the extent that such Equity Interests represent a portion of the exercise price thereof;

          (8) payments permitted under clauses (7), (8) and (9) of Section 4.07 of this Indenture;

          (9) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or any Subordinated Obligation of the Company or a Subsidiary Guarantor (other than Equity Interests or subordinated Indebtedness issued to or at any time held by an Affiliate of any such Person), in each case, pursuant to provisions requiring such Person to offer to purchase, redeem, defease or otherwise acquire or retire for value such Equity Interests or subordinated Indebtedness upon the occurrence of a Change of Control or with the proceeds of Asset Sales as defined in the charter provisions, agreements or instruments governing such Equity Interests or subordinated Indebtedness; provided, however, that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and the Company has purchased all Notes validly tendered in connection with that Change of Control Offer or Asset Sale Offer;

          (10) the declaration and payment of dividends on the Company's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following the first Public Equity Offering of the Company's common stock or the common stock of any of its direct or indirect parent entities after the Issue Date, of up to 6% per annum of the net cash proceeds received by the Company therefrom and, in the case of an offering of such parent entity, contributed to the Company's common equity capital; and

          (11) other Restricted Payments in an aggregate amount up to $15.0 million;

provided, however, that, in the case of clause (9), no Default shall have occurred and be continuing or would occur as a consequence of the making of the Restricted Payment contemplated thereby.

          (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

          SECTION 4.05. Dividend and Other Payment Restrictions. (a) The Company will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits;

          (2) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

          (3) make loans or advances to the Company or any Restricted Subsidiary; or

          (4) transfer any of its properties or assets to the Company or any Restricted Subsidiary.

          (b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness and the Senior Credit Facilities as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, of any thereof; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not, taken as a whole, materially more restrictive with respect to such dividend and other payment restrictions than those contained in those agreements as in effect on the Issue Date;

          (2) this Indenture, the Notes, the Subsidiary Guaranties, the Exchange Notes or the Registration Rights Agreement;

          (3) any applicable law, rule, regulation or order;

          (4) any instrument or agreement of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

          (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property so acquired or leased of the nature described in clause (4) of paragraph (a) of this Section 4.05;

          (7) secured Indebtedness otherwise permitted under this Indenture, the terms of which limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (8) Permitted Refinancing Indebtedness; provided, however, that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, taken as a whole, materially more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements governing the Indebtedness being Refinanced;

          (9) any agreement for the sale or other disposition of a Restricted Subsidiary or an asset that restricts distributions by such Restricted Subsidiary or transfers of such asset pending the sale or other disposition;

          (10) Liens permitted to be incurred by Section 4.11 of this Indenture that limit the right of the debtor to dispose of the assets subject to such Liens;

          (11) provisions limiting the disposition, dividend or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock or equity sale agreements and other similar agreements, which limitation is applicable only to the assets or property that are the subject of such agreements; and

          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) at least 75% of the consideration received therefor by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following shall be deemed to be cash:

               (A) any liabilities of the Company or any Restricted Subsidiary (as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or any such Restricted Subsidiary from further liability with respect to such liabilities;

               (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days (to the extent of the cash or Cash Equivalents received in that conversion);

               (C) any stock or assets of the kind referred to in clause (2) or
          (4) of paragraph (b) of this Section 4.06; and

               (D) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed $15 million at the time of receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds, at its option:

          (1) to repay or repurchase Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor;

          (2) to make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary;

          (3) to make a capital expenditure; or

          (4) to acquire long lived assets (other than securities) to be used in a Permitted Business.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving Indebtedness under the Senior Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

          (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) or this Section 4.06 will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to purchase from all Holders (an "Asset Sale Offer") and, if applicable, redeem or purchase (or make an offer to do so) any other Senior Subordinated Indebtedness of the Company, the provisions of which require the Company to redeem or purchase (or make an offer to do so) such Indebtedness with the proceeds from any Asset Sales, the maximum aggregate principal amount of Notes and such other Senior Subordinated Indebtedness that may be purchased (on a pro rata basis) with such Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash and the redemption or purchase price for such other Senior Subordinated Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate purchase price of the Notes and the other Senior Subordinated Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 initial principal amount and multiples of $1,000 thereafter. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

          (d)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Asset Sale Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as described in paragraph (c) of this Section 4.06 in the event the Asset Sale Offer is oversubscribed) in a minimum amount of $2,000 or in larger integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Asset Sale Offer, together with the information contained in clause (3).

          (2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Asset Sale Offer (the "Offer Amount"), including information as to any other Senior Subordinated Indebtedness included in the Asset Sale Offer,
     (B) the allocation of the Net Available Cash from the Asset Sale pursuant to which such Asset Sale Offer is being made and (C) the compliance of such allocation with the provisions of this Section 4.06. On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Cash Equivalents, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Asset Sale Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Asset Sale Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount applicable to the Notes, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

          (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

          SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Trustee:

               (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company and an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors; and

               (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of paragraph
(a) of this Section 4.07:

          (1) transactions between or among the Company and its Restricted Subsidiaries;

          (2) any Restricted Payment that is permitted by Section 4.04 of this Indenture;

          (3) reasonable loans, advances, fees, benefits and compensation paid or provided to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

          (4) transactions pursuant to any contract or agreement in effect on the Issue Date as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement, taken as a whole, is no less favorable in any material respect to the Company or such Restricted Subsidiary than the contract or agreement as in effect on the Issue Date;

          (5) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (6) the issuance or sale of Qualified Equity Interests (and the exercise of any warrants, options or other rights to acquire Qualified Equity Interests);

          (7) to the extent that the Company and one or more of its Restricted Subsidiaries are members of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Company is the common parent, payment of dividends or other distributions by the Company or one or more of its Restricted Subsidiaries pursuant to a tax sharing agreement or otherwise to the extent necessary to pay, and that are used to pay, any income taxes of such tax group that are attributable to the Company and its Restricted Subsidiaries and are not payable directly by the Company or any of its Restricted Subsidiaries; provided, however, that the amount of any such dividends or distributions (plus any such taxes payable directly by the Company and its Restricted Subsidiaries) shall not exceed the amount of such taxes that would have been payable directly by the Company and its Restricted Subsidiaries had the Company been the U.S. common parent of a separate tax group that included only the Company and its Restricted Subsidiaries;

          (8)(a) the payment of fees to Sponsor pursuant to the Management Agreement not to exceed $500,000 (plus any amounts accrued pursuant to the following proviso) in any fiscal year of the Company; provided, however, that such payments may accrue but may not be paid during the existence of an Event of Default arising from clause (1), (2), (7) or (8) of Section 6.01(a) of this Indenture; and (b) payments by the Company to or on behalf of the direct or indirect parent of the Company in an amount sufficient to pay out-of-pocket legal, accounting and filing and other general corporate overhead costs of such parent, customary salary, bonus and other benefits payable to officers and employees of a director or indirect parent of the Company and franchise taxes and other fees required to maintain its existence, actually incurred by such parent; provided, however, that such costs, salaries, bonuses, benefits, taxes and fees are attributable to the ownership of the Company and its Restricted Subsidiaries;

          (9) reimbursements of bona fide out-of-pocket expenses of Sponsor incurred in connection with the general administration and management of SHG Holdings Solutions, Inc., the Company and any Restricted Subsidiaries of the Company; provided, however, that, in the case of SHG Holdings Solutions, Inc, such expenses are attributable to the ownership of the Company and its Restricted

     Subsidiaries or consist of expenses related to becoming or maintaining its status as a public company;

          (10) loans or advances to employees of the Company or any Restricted Subsidiary (x) in the ordinary course of business or (y) in connection with the purchase by such Persons of Equity Interests of any direct or indirect parent of the Company so long as the cash proceeds of such purchase received by such direct or indirect parent are contemporaneously contributed to the common equity capital of the Company;

          (11) transactions and any series of transactions with an Insurance Subsidiary that is an Unrestricted Subsidiary in the ordinary course of business that otherwise have been approved by the Board of Directors of the Company and are consistent with clause (1) of paragraph (a) of this Section 4.07;

          (12) management, practice support and similar agreements with Related Professional Corporations entered into in the ordinary course of business and transactions pursuant thereto; and

          (13) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party or on terms that are approved by the Board of Directors of the Company, including a majority of the disinterested directors.

          SECTION 4.08. Limitation on Line of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and their Restricted Subsidiaries taken as a whole.

          SECTION 4.09. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default and the conditions set forth in the definition of "Unrestricted Subsidiary" are met. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries (except to the extent repaid in cash or Cash Equivalents) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments pursuant to Section 4.04 of this Indenture or under one or more of the clauses of the definition of Permitted Investments, as determined by the Company. All such outstanding Investments will be valued at their fair market value at the time of such designation, as certified to the Trustee in an Officers' Certificate. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          SECTION 4.10. Change of Control. (a) If a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (in a minimum amount of $2,000 and $1,000 integral multiples thereof) of that Holder's Notes pursuant to the Change of Control Offer (as defined below). In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 60 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the "Change of Control Payment Date") no earlier than 30 days and no later than 60 days from the date the notice is mailed, other than as may be required by law, pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

          (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof in minimum amounts equal to $2,000 or an integral multiple of $1,000 in excess thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

          (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

          (d) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new

Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $2,000 or any greater amount in multiples of $1,000.

          (e) Notwithstanding the foregoing provisions of this Section 4.10, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to Section 3.03 of this Indenture.

          (f) If making a Change Of Control Payment would violate any outstanding Senior Indebtedness of the Company, prior to complying with any of the provisions of this Section 4.10, but in any event within 90 days following a Change of Control, the Company will either repay such Senior Indebtedness or obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of Notes required by this Section 4.10. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date

          SECTION 4.11. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired unless:

          (1) in the case of Liens securing Indebtedness that is expressly subordinated or junior in right of payment to the Notes, the Notes are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien; and

          (2) in all other cases, the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

          SECTION 4.12. Limitation on Other Senior Subordinated Indebtedness. The Company will not, and will not permit its Restricted Subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both:

          (1) subordinate in right of payment to any Senior Indebtedness; and

          (2) senior in right of payment to the Notes or any Subsidiary
     Guaranty.

          Neither the existence nor lack of a security interest nor the priority of any such security interest shall be deemed to affect the ranking or right of payment of any Indebtedness.

          SECTION 4.13. Future Guaranties. The Company will not permit any Domestic Restricted Subsidiary, directly or indirectly, to incur Indebtedness, or guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary, unless:

          (1) such Indebtedness is incurred by such Restricted Subsidiary pursuant to clause (2), (4), (5), (6), (7) (with respect to Permitted Refinancing Indebtedness in respect of Indebtedness initially incurred under clause (2) or (4) only), (8), (11), (12), (14) or (15) of Section
     4.03(b) of this Indenture or pursuant to clause (10) of such Section 4.03(b) (with respect to Indebtedness incurred under any of the foregoing clauses);

          (2) such Restricted Subsidiary is a Subsidiary Guarantor; or

          (3) such Restricted Subsidiary simultaneously executes and delivers a Guaranty Agreement and becomes a Subsidiary Guarantor, which guarantee shall (a) with respect to any guarantee of Senior Indebtedness, be subordinated in right of payment on the same terms as the Notes are subordinated to such Senior Indebtedness and (b) with respect to any guarantee of any other Indebtedness, be senior to or pari passu with such Restricted Subsidiary's other Indebtedness or guarantee of or pledge to secure such other Indebtedness.

          SECTION 4.14. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

                                  ARTICLE FIVE

                                Successor Company

          SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company may not (other than pursuant to the Merger): (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

          (1) either (a) the Company is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia; provided, however, that if such Person is a limited liability company or partnership, a corporate Wholly-Owned Subsidiary of such Person organized under the laws of the United States, any state thereof or the District of Columbia becomes a co-issuer of the Notes in connection therewith;

          (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default exists;

          (4)(a) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) of this Indenture or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, after giving effect to the transaction and any related financings, would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The preceding clause (4) will not prohibit:

               (a) a merger between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; or

               (b) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

          (b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 of this Indenture, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

The preceding clause (2) will not prohibit any Subsidiary Guarantor that is a limited liability company from merging with an Affiliate solely for the purpose of reincorporating such Subsidiary Guarantor as a corporation.

                                   ARTICLE SIX

                              Defaults and Remedies

          SECTION 6.01. Events of Default. An "Event of Default" occurs if:

          (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article Ten of this Indenture, and such default continues for a period of 30 days;

          (2) the Company (A) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article Ten of this Indenture or
     (B) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes, whether or not such redemption or purchase shall be prohibited by Article Ten of this Indenture;

          (3) the Company fails to comply with Section 5.01(a) or Section 4.10 of this Indenture;

          (4) the Company fails to comply with Section 4.03, 4.04 or 4.06 of this Indenture and such failure continues for 30 days after the notice specified below;

          (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in the Notes or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million, or its foreign currency equivalent at the time;

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree, as described under this Section (8), remains unstayed and in effect for 60 consecutive days;

          (9) any judgment or decree is rendered for the payment of money in an amount, net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful, in excess of $15.0 million against the Company or any Significant Subsidiary that is not discharged, bonded or insured by a third Person if either an enforcement proceeding thereon is commenced, or such judgment or decree remains outstanding for a period of 60 days and is not discharged, waived or stayed; or

          (10) except as permitted by this Indenture, any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under the Senior Credit Facilities or (2) five Business Days after receipt by the Company of written notice of such acceleration. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of such Notes, waive any existing Default and its consequences under this Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such Notes held by a non-consenting Holder.

          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 of this Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder. In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder's Notes as if such Definitive Notes had been issued.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section
7.08 of this Indenture.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.08 of this Indenture.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.08 of this Indenture;

          SECOND: to holders of Senior Indebtedness of the Company and, if such money or property has been collected from a Subsidiary Guarantor, to holders of Senior Indebtedness of such Subsidiary Guarantor, in each case to the extent required by Articles Ten and Twelve of this Indenture;

          THIRD: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          FOURTH: to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SEVEN

                                     Trustee

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 of this Indenture.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default within 90 days after it occurs unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if it determines that the withholding of such notice is in the interest of the Holders.

          SECTION 7.03. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the written advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with and reliance on the written advice or opinion of such counsel.

          SECTION 7.04. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.11 and 7.12.

          SECTION 7.05. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.06. Reserved.

          SECTION 7.07. Reports by Trustee to Holders. As promptly as practicable after each May 15, beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 of each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.08. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

          The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) or (8) of Section 6.01(a) of this Indenture with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.09. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.11;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.08.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

          SECTION 7.10. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.11. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.12. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                       Discharge of Indenture; Defeasance

          SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) When
(1) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07 of this Indenture) for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article Three of this Indenture, or will become due and payable within one year, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section
2.07 of this Indenture), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to paragraph (c) of this Section 8.01, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to paragraph (c) of this Section 8.01 and Section 8.02, the Company at any time may terminate (1) all its obligations under the Notes and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and
4.13 and the operation of clauses (3) (but only with respect to Section 4.10),
(4), (5), (6), (7), (8) and (9) of Section 6.01(a) of this Indenture (but, in the case of clauses (7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(4) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses
(3) (but only with respect to Section 4.10), (4), (5), (6), (7), (8) and (9) of
Section 6.01(a) of this Indenture (but, in the case of clauses (7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(4). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.08 and 7.09 and in
this

Article Eight shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.08, 8.04 and 8.05 shall survive.

          SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

          (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) of this Indenture with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article Ten of this Indenture;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article Eight have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article Three of this Indenture.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article Ten of this Indenture.

          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture, each Subsidiary Guaranty and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                                   Amendments

          SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article Five of this Indenture;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (4) to add guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

          (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

          (6) to make any change that does not adversely affect the rights of any Noteholder;

          (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

          (9) to conform the text of this Indenture, the Subsidiary Guaranties or the Notes to any provision set forth in the offering circular, dated December 14, 2005 relating to the Notes, under the heading "Description of Notes" to the extent that such provision as set forth in such offering circular was intended to be a verbatim recitation of a provision in this Indenture, the Subsidiary Guaranties or the Notes; or

          (10) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture.

          An amendment under this Section may not make any change that adversely affects the rights under Article Ten or Twelve of any holder of Senior Indebtedness of the Company or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past or existing Default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder affected thereby, an amendment or waiver may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or change the Stated Maturity of any Note;

          (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed, in each case as contained in Article Three of this Indenture or paragraph 5 of the Notes;

          (5) make any Note payable in money other than that stated in the Note;

          (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

          (7) make any changes in the ranking or priority of any Note that would adversely affect the Holders; or

          (8) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guaranty that would adversely affect the Holders.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section may not make any change that adversely affects the rights under Article Ten or Twelve of any holder of Senior

Indebtedness of the Company or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section

7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE TEN

                                  Subordination

          SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article Ten shall be subject to Section 10.12.

          SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness before Noteholders shall be entitled to receive any payment of principal of or interest on the Notes; and

          (2) until such Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for this Article Ten shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive and retain Permitted Junior Securities.

          SECTION 10.03. Default on Senior Indebtedness of the Company. The Company shall not pay the principal of or interest on the Notes or make any deposit pursuant to Section 8.01 of this Indenture and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") (except that Noteholders may receive and retain Permitted Junior Securities and payments made from funds deposited with the Trustee pursuant to Section 8.01 or 8.02) if either of the following (a "Payment Default") occurs (a) any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or (b) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Company shall be entitled to pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which a Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of (with a copy to the Company) written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Company shall be entitled to resume payments on the Notes after termination of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period. For purposes of this Section, no nonpayment default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          SECTION 10.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representatives) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, neither the Company nor any Subsidiary Guarantor may pay the Notes until five Business Days after the Representatives of all the issues of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Article Ten otherwise permits payment at that time.

          SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Noteholders that because of this Article Ten should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

          SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full in cash and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that the distributions otherwise payable to the Noteholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article Ten to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Indebtedness.

          SECTION 10.07. Relative Rights. This Article Ten defines the relative rights of Noteholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions and payments otherwise payable to Noteholders.

          SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Notes unless the Trustee or Paying Agent has actual knowledge of the existence of facts that under this Article Ten would prohibit the making of any such payments or unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article Ten; provided, however, that the subordination of the Notes to Senior Indebtedness shall not be affected and the Noteholders receiving any payments in contravention of this Article Ten shall otherwise be subject to this Article Ten. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.

          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article Seven of this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08 of this Indenture.

          SECTION 10.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

          SECTION 10.11. Article Ten Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article Ten shall not be construed as preventing the occurrence of a Default. Nothing in this Article Ten shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

          SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight of this Indenture by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article Ten, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article Ten, the Trustee and the Noteholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (c) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Ten, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Ten, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.03 of this Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Ten.

          SECTION 10.14. Trustee To Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Company as provided in this Article Ten and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article Ten or otherwise.

          SECTION 10.16. Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                 ARTICLE ELEVEN

                              Subsidiary Guaranties

          SECTION 11.01. Guaranties. Subject to this Article Eleven, each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns
(a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article Eleven notwithstanding any extension or renewal of any Guaranteed Obligation.

          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Notes or any other agreement or otherwise;
(2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in
Section 11.06, any change in the ownership of such Subsidiary Guarantor.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article Twelve of this Indenture, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

          Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

          Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, and (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law).

          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article Twelve of this Indenture. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article Six for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 11.03. Successors and Assigns. This Article Eleven shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Eleven shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Eleven at law, in equity, by statute or otherwise.

          SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article Eleven, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article Eleven (other than any obligation that may have arisen under Section 11.07)

          (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of the Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary,

          (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,

          (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

          (4) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to Section 4.13 of this Indenture and the Company provides an Officers' Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article Eleven, or

          (5) upon defeasance of the Notes pursuant to Article Eight, or

          (6) upon the full satisfaction of the Company's obligations under this Indenture pursuant to Section 8.01(a) or otherwise in accordance with the terms of the Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section
4.06 of this Indenture. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          SECTION 11.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                                 ARTICLE TWELVE

                     Subordination of Subsidiary Guaranties

          SECTION 12.01. Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by such Subsidiary Guarantor's Subsidiary Guaranty is subordinated in right of payment in full in cash, to the extent and in the manner provided in this Article Twelve, to the prior payment of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary Guarantor's Guaranty of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

          SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

          (1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Noteholders shall be entitled to receive any payment pursuant to the Subsidiary Guaranty of such Subsidiary Guarantor; and

          (2) until the Senior Indebtedness of any Subsidiary Guarantor is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for this Article Twelve shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive and retain Permitted Junior Securities.

          SECTION 12.03. Default on Senior Indebtedness of Subsidiary Guarantor. No Subsidiary Guarantor shall make its Subsidiary Guaranty or purchase, redeem or otherwise retire or defease any Notes or other Obligations (collectively, "pay its Subsidiary Guaranty") (except that Noteholders may receive and retain Permitted Junior Securities and payments made from funds deposited with the Trustee pursuant to Section 8.01 or 8.02) if either of the following (a "Payment Default") occurs (a) any obligation on any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid in full in cash when due; or (b) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that any Subsidiary

Guarantor shall be entitled to pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which a Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of such Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor shall not pay its Subsidiary Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of (with a copy to such Subsidiary Guarantor) written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness giving such Payment Notice or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, any Subsidiary Guarantor shall be entitled to resume payments pursuant to its Subsidiary Guaranty after termination of such Payment Blockage Period. No Subsidiary Guarantor shall be subject to more than one Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period. For purposes of this Section, no nonpayment default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of such Subsidiary Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          SECTION 12.04. Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article Eleven of this Indenture, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or their Representatives) of such demand.

          SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Noteholders that because of this Article Twelve should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Subsidiary Guarantor and pay it over to them or their Representatives as their interests may appear.

          SECTION 12.06. Subrogation. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full in cash and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Subsidiary Guarantor to the extent that the distributions otherwise payable to the Noteholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article Twelve to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the relevant Subsidiary Guarantor and Noteholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

          SECTION 12.07. Relative Rights. This Article Twelve defines the relative rights of Noteholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

          (1) impair, as between a Subsidiary Guarantor and Noteholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay its Subsidiary Guaranty to the extent set forth in Article Eleven; or

          (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by such Subsidiary Guarantor under its Subsidiary Guaranty, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions and payments otherwise payable to Noteholders.

          SECTION 12.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Subsidiary Guaranty of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

          SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 12.03, the Trustee or Paying Agent shall continue to make payments on any Subsidiary Guaranty unless the Trustee or Paying Agent has actual knowledge of the existence of facts that would prohibit the making of any such payments or unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article Twelve; provided, however, that the subordination of the Notes to Senior Indebtedness shall not be affected and the Noteholders receiving any payments in contravention of this Article Twelve shall otherwise be subject to this Article Twelve. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative shall be entitled to give the notice.

          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Subsidiary Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article Seven of this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08 of this Indenture.

          SECTION 12.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Subsidiary Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

          SECTION 12.11. Article Twelve Not To Prevent Events of Default or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article Twelve shall not be construed as preventing the occurrence of a Default. Nothing in this Article Twelve shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to its Subsidiary Guaranty.

          SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article Twelve, the Trustee and the Noteholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (c) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Twelve, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.01 and 7.03 of this Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Twelve.

          SECTION 12.13. Trustee To Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article Twelve and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

          SECTION 12.15. Reliance by Holders of Senior Indebtedness of Subsidiary Guarantors on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                ARTICLE THIRTEEN

                                  Miscellaneous

          SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company or any Subsidiary Guarantor:

          SHG Acquisition Corp.
          c/o Skilled Healthcare Group, Inc.
          27442 Portola Parkway, Suite 200
          Foothill Ranch, CA 92610

          Attention of:
          General Counsel

          if to the Trustee:

          Wells Fargo Bank,
          707 Wilshire Blvd
          17th Floor
          Los Angeles, CA 90017

          The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 13.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 13.09. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 13.10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty, or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above written.

                                        SHG ACQUISITION CORP..


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

The undersigned hereby acknowledges
and agrees that, upon the
effectiveness of the merger of SHG
Acquisition Corp. with and into
Skilled Healthcare Group, Inc., with
Skilled Healthcare Group, Inc.
continuing as the surviving
corporation, it shall succeed by
operation of law to all of the rights
and obligations of SHG Acquisition
Corp., set forth herein and that all
references to the "Company" shall
thereupon be deemed to be references
to the undersigned.

SKILLED HEALTHCARE GROUP, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                        The undersigned hereby acknowledges and
                                        agrees that, upon the effectiveness of
                                        the merger of SHG Acquisition Corp. with and into Skilled Healthcare Group, Inc., with Skilled Healthcare Group, Inc. continuing as the surviving corporation, the undersigned shall become a party to this Indenture

                                        [SUBSIDIARY GUARANTORS]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                      SCHEDULE I

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                      SCHEDULE I

                                   SCHEDULE I

                          LIST OF SUBSIDIARY GUARANTORS

Delaware Corporations

Hallmark Investment Group, Inc.
Summit Care Corporation
Summit Care Pharmacy, Inc.

Delaware Limited Liability Companies

Alexandria Care Center, LLC
Alta Care Center, LLC
Anaheim Terrace Care Center, LLC
Baldwin Healthcare and Rehabilitation Center, LLC
Bay Crest Care Center, LLC
Briarcliff Nursing and Rehabilitation Center GP, LLC
Brier Oak on Sunset, LLC
Carehouse Healthcare Center, LLC
Carson Senior Assisted Living, LLC
Clairmont Beaumont GP, LLC
Clairmont Longview GP, LLC
Colonial New Braunfels GP, LLC
Colonial Tyler GP, LLC
Comanche Nursing Center GP, LLC
Coronado Nursing Center GP, LLC
Devonshire Care Center, LLC
Elmcrest Care Center, LLC
Eureka Healthcare and Rehabilitation Center, LLC
Flatonia Oak Manor GP, LLC
Fountain Care Center, LLC
Fountain Senior Assisted Living, LLC
Fountain View Subacute and Nursing Center, LLC
Granada Healthcare and Rehabilitation Center, LLC
Guadalupe Valley Nursing Center GP, LLC
Hallettsville Rehabilitation GP, LLC
Hallmark Rehabilitation GP, LLC
Hancock Park Rehabilitation Center, LLC
Hancock Park Senior Assisted Living, LLC
Hemet Senior Assisted Living, LLC
Highland Healthcare and Rehabilitation Center, LLC
Hospice Care Investments, LLC
Hospice Care of the West, LLC
Hospitality Nursing GP, LLC
Leasehold Resource Group, LLC
Live Oak Nursing Center GP, LLC
Louisburg Healthcare and Rehabilitation Center, LLC
Montebello Care Center, LLC
Monument Rehabilitation GP, LLC
Oak Crest Nursing Center GP, LLC
Oakland Manor GP, LLC
Pacific Healthcare and Rehabilitation Center, LLC
Richmond Healthcare and Rehabilitation Center, LLC

Rio Hondo Subacute and Nursing Center, LLC
Rossville Healthcare and Rehabilitation Center, LLC
Royalwood Care Center, LLC
Seaview Healthcare and Rehabilitation Center, LLC
Sharon Care Center, LLC
Shawnee Gardens Healthcare and Rehabilitation Center, LLC
Skilled Healthcare, LLC
Southwest Payroll Services, LLC
Southwood Care Center GP, LLC
Spring Senior Assisted Living, LLC
St. Elizabeth Healthcare and Rehabilitation Center, LLC
St. Luke Healthcare and Rehabilitation Center, LLC
Sycamore Park Care Center, LLC
Texas Cityview Care Center GP, LLC
Texas Heritage Oaks Nursing and Rehabilitation Center GP, LLC
The Clairmont Tyler GP, LLC
The Earlwood, LLC
The Heights of Summerlin, LLC
The Woodlands Healthcare Center GP, LLC
Town and Country Manor GP, LLC
Travelmark Staffing, LLC
Valley Healthcare Center, LLC
Villa Maria Healthcare Center, LLC
Vintage Park at Atchison, LLC
Vintage Park at Baldwin City, LLC
Vintage Park at Gardner, LLC
Vintage Part at Lenexa, LLC
Vintage Park at Louisburg, LLC
Vintage Park at Osawatomie, LLC
Vintage Park at Ottawa, LLC
Vintage Park at Paola, LLC
Vintage Park at Stanley, LLC
Wathena Healthcare and Rehabilitation Center, LLC
West Side Campus of Care GP, LLC
Willow Creek Healthcare Center, LLC
Woodland Care Center, LLC

Delaware Limited Partnerships

Briarcliff Nursing and Rehabilitation Center, LP
Clairmont Beaumont, LP
Clairmont Longview, LP
Colonial New Braunfels Care Center, LP
Colonial Tyler Care Center, LP
Comanche Nursing Center, LP
Coronado Nursing Center, LP
Flatonia Oak Manor, LP
Guadalupe Valley Nursing Center, LP
Hallettsville Rehabilitation and Nursing Center, LP
Hallmark Rehabilitation, LP
Hospice of the West, LP
Hospitality Nursing and Rehabilitation Center, LP
Live Oak Nursing Center, LP
Monument Rehabilitation and Nursing Center, LP
Oak Crest Nursing Center, LP

Oakland Manor Nursing Center, LP
SHG Resources, LP
Southwood Care Center, LP
Texas Cityview Care Center, LP
Texas Heritage Oaks Nursing and Rehabilitation Center, LP
The Clairmont Tyler, LP
The Woodlands Healthcare Center, LP
Town and Country Manor, LP
Travelmark Staffing, LP
West Side Campus of Care, LP

                                             RULE 144A/REGULATION S/IAI APPENDIX

                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

     1. Definitions

     1.1 Definitions

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Additional Notes" means Notes (other than the Initial Notes issued on the Issue Date) issued under this Indenture, as part of the same series as the Initial Notes issued on the Issue Date.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

          "Definitive Note" means a certificated Initial Note or Exchange Note or Private Exchange Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Distribution Compliance Period", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

          "Exchange Notes" means (1) the 11% Senior Subordinated Notes Due 2014 issued pursuant to the Indenture in connection with a Registered Exchange Offer and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "IAI" means an institutional "accredited investor", as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

          "Initial Purchasers" means (1) with respect to the Initial Notes issued on the Issue Date, Credit Suisse First Boston Corporation and JPMorgan Notes Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

          "Initial Notes" means (1) $200,000,000 aggregate principal amount of 11% Senior Subordinated Notes Due 2014 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "Private Exchange Notes" means any 11% Senior Subordinated Notes Due 2014 issued in connection with a Private Exchange.

          "Purchase Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated December 14, 2005, among SHG Acquisition Corp. and the Initial Purchasers, and the Joinder Agreement, dated the Issue Date, pursuant to which the Company and the Subsidiary Guarantors became parties to such Purchase Agreement, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Notes.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Registration Rights Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated December 27, 2005, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Notes under the related Purchase Agreement.

          "Rule 144A Notes" means all Notes offered and sold to QIBs in reliance on Rule 144A.

          "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

          "Securities Act" means the Securities Act of 1933.

          "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

          "Transfer Restricted Notes" means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

          1.2 Other Definitions

                                           Defined in
                  Term                      Section:
                  ----                     ----------
"Agent Members".........................     2.1(b)
"Global Notes"..........................     2.1(a)
"IAI Global Note".......................     2.1(a)
"Permanent Regulation S Global Note"....     2.1(a)
"Regulation S"..........................     2.1(a)
"Regulation S Global Note"..............     2.1(a)
"Rule 144A".............................     2.1(a)
"Rule 144A Global Note".................     2.1(a)
"Temporary Regulation S Global Note"....     2.1(a)

     2. The Notes.

     2.1 (a) Form and Dating. The Initial Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation
S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note"); Initial Notes initially resold to IAIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "IAI Global Note"); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the "Temporary Regulation S Global Note"), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a permanent global security (the "Permanent Regulation S Global Note", and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an institutional "accredited investor" (as defined under the Securities Act) that is acquiring the securities for its own account or for the account of an institutional accredited investor.

          Beneficial interests in Temporary Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

          Beneficial interests in Temporary Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an "accredited investor" within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

          Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

          The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as "Global Notes". The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c) Definitive Notes. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $200 million 11% Senior Subordinated Notes Due 2014, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes in each case upon a written order of the Company signed by at least one Officer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.14 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

     2.3 Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

          (x)  to register the transfer of such Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

          (ii) if such Definitive Notes are not required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
     Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (a) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

               (b) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

               (c) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

          (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

                    (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate of the Company, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes.

                    (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

                    (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

                    (iii) Notwithstanding any other provisions of this Appendix
               (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                    (iv) In the event that (a) Global Note is exchanged for
               Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may
               be) and such other procedures as may from time to time be adopted by the Company.

          (d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (iii) pursuant to Section 2.1 or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

          (e) Legend.

                    (i) Except as permitted by the following paragraphs (ii),
               (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

               THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

               THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT,

               PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
               (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

               THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

          Each Definitive Note shall also bear the following additional legend:

               IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY

               REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                    (ii) Upon any sale or transfer of a Transfer Restricted Note
               (including any Transfer Restricted Note represented by a Global
               Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

                    (iii) After a transfer of any Initial Notes or Private
               Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Note, as applicable.

                    (iv) Upon the consummation of a Registered Exchange Offer
               with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                    (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

          (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

          (g) No Obligation of the Trustee.

                    (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                    (ii) The Trustee shall have no obligation or duty to
               monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4 Definitive Notes.

          (a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (d) In the event of the occurrence of one of the events specified in
Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner's Notes as if such Definitive Notes had been issued.

                                                                       EXHIBIT 1
                                                                              to
                                             RULE 144A/REGULATION S/IAI APPENDIX

                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Notes Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          [[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

    [Restricted Notes Legend for Notes offered otherwise than in Reliance on
                                  Regulation S]

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
(I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     [Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                   [Temporary Regulation S Global Note Legend]

          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF

THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND
(2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3)

OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN IAI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

                            [Definitive Notes Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. ______                                                                 $____

                     11% Senior Subordinated Notes Due 2014

          SHG Acquisition Corp. (the "Issuer"), a Delaware corporation, promises to pay to [________________________________________], or registered assigns, the principal sum of [_______________________] Dollars on January 15, 2015.

          Interest Payment Dates: January 15 and July 15.

          Record Dates: January 1 and July 1.

          Additional provisions of this Note are set forth on the other side of this Note.

Dated: ____________________

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        SHG ACQUISITION CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

The undersigned hereby acknowledges
and agrees that, upon the
effectiveness of the merger of SHG
Acquisition Corp. with and into
Skilled Healthcare Group, Inc., with
Skilled Healthcare Group, Inc.
continuing as the surviving
corporation, it shall succeed by
operation of law to all of the rights
and obligations of SHG Acquisition
Corp., set forth herein and that all
references to the "Issuer" shall
thereupon be deemed to be references
to the undersigned.

SKILLED HEALTHCARE GROUP, INC.

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

WELLS FARGO BANK, NATIONAL
   ASSOCIATION,
   as Trustee, certifies that this is
      one of the Notes referred to in
      the Indenture.


By:
    ---------------------------------
    Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                      11% Senior Subordinated Note Due 2014

1. Interest

          SHG Acquisition Corp., a Delaware corporation that will be merged with and into Skilled Healthcare Group, Inc., a Delaware corporation, with Skilled Healthcare Group, Inc. continuing as the surviving corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of $0.05 per week per $1,000 principal amount of Notes (increasing by an additional $0.05 per week per $1,000 principal amount of Notes after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of $0.30 per week per $1,000 principal amount of Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 27, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

          The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

          Initially, Wells Fargo Bank, National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

          The Company issued the Notes under an Indenture dated as of December 27, 2005 (the "Indenture"), among the Company, the Trustee, and subsequent to the Merger (as defined therein), Skilled Healthcare Group, Inc. and the Subsidiary Guarantors. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

          Except as set forth below, the Company shall not be entitled to redeem the Notes.

          On and after January 15, 2010, the Company shall be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

                      Redemption
Period                   Price
------                ----------
2010                    105.50%
2011                    102.75%
2012 and thereafter     100.00%

          In addition, prior to January 15, 2009, the Company shall be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued at a redemption price (expressed as a percentage of principal amount) of 111.00%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings following which there is a Public Market; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

          Prior to January 15, 2010, the Company shall be entitled at its option to redeem all, but not less than all, of the Notes at a redemption price equal to 100.00% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7. Put Provisions

          Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guaranty

          The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9. Subordination

          The Notes are subordinated to Senior Indebtedness of the Company and the Subsidiary Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each Noteholder by accepting a Note agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

11. Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article Five of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, including Subsidiary Guaranties, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Notes, or to conform the text of the Indenture or the Notes to any provision set forth in the offering circular, dated December 14, 2005, relating to the Notes, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture.

15. Defaults and Remedies

          Under the Indenture, Events of Default include: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $15.0 million; certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; certain judgments or decrees for the payment of money in excess of $15.0 million; and certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16. Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Holders' Compliance with Registration Rights Agreement

          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the

Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22. Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

          SHG Acquisition Corp.
          27442 Portola Parkway, Suite 200
          Foothill Ranch, CA 92610
          Attention: General Counsel

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint ________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:                                   Your Signature:
      ---------------------                             ------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     [ ]  to the Company; or

(1) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

(2) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


-------------------------------------
Signature


Signature Guarantee:


-------------------------------------   ----------------------------------------
Signature must be guaranteed            Signature

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ____________________             ________________________________________
                                        Notice: To be executed by
                                                an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Note have been made:

                                                        Principal amount of        Signature of
            Amount of decrease    Amount of increase      this Global Note      authorized officer
 Date of   in Principal amount   in Principal amount       following such      of Trustee or Notes
Exchange   of this Global Note   of this Global Note   decrease or increase)        Custodian
--------   -------------------   -------------------   ---------------------   -------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box: [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $___________

Dated:                                  Your Signature:
       -------------------                              ------------------------
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this
                                                        Note.)

Signature Guarantee:
                     -----------------------------------------------------------
                                   (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A

                         [FORM OF FACE OF EXCHANGE NOTE
                         OR PRIVATE EXCHANGE NOTE]*/**/

----------
*/ [If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".] [Note: Include asterisk and this note if a 144A Offering with registration rights]

**/ [If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.] [Note: Include asterisk and this note if a 144A Offering with registration rights]

No. __________                                                       $__________

                     11% Senior Subordinated Notes Due 2014

     Skilled Healthcare Group, Inc., a Delaware corporation, promises to pay to ___________________________________________, or registered assigns, the principal sum of ____________ Dollars on January 15, 2014.

     Interest Payment Dates: January 15 and July 15.

     Record Dates: January 1 and July 1.

     Additional provisions of this Note are set forth on the other side of this Note.

Dated:
       ------------------------------

                                        SKILLED HEALTHCARE GROUP, INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee, certifies that this is
one of the Notes referred to in the
Indenture.


By
   ----------------------------------
   Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE
                            OR PRIVATE EXCHANGE NOTE]

                      11% Senior Subordinated Note Due 2014

1. Interest

          Skilled Healthcare Group, Inc., a Delaware corporation, (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of $0.05 per week per $1,000 principal amount of Notes (increasing by an additional $0.05 per week per $1,000 principal amount of Notes after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of $0.30 per week per $1,000 principal amount of Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.](1) The Company will pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 27, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

          The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

----------
(1) Insert if at the date of issuance of the Exchange Note or Private Exchange Note (as the case may be), any Registration Default has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

3. Paying Agent and Registrar

          Initially, Wells Fargo Bank, National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

          The Company issued the Notes under an Indenture dated as of December 27, 2005 (the "Indenture"), among the Company, the Trustee, and subsequent to the Merger (as defined therein), Skilled Healthcare Group, Inc. and the Subsidiary Guarantors. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

          Except as set forth below, the Company shall not be entitled to redeem the Notes.

          On and after January 15, 2010, the Company shall be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

                      Redemption
Period                   Price
------                ----------
2010                    105.50%
2011                    102.75%
2012 and thereafter     100.00%

          In addition, prior to January 15, 2009, the Company shall be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued at a redemption price (expressed as a percentage of principal amount) of 111.00%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

          Prior to January 15, 2010, the Company shall be entitled at its option to redeem all, but not less than all, of the Notes at a redemption price equal to 100.00% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7. Put Provisions

          Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8. Guaranty

          The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9. Subordination

          The Notes are subordinated to Senior Indebtedness of the Company and the Subsidiary Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each Noteholder by accepting a Note agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

11. Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article Five of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, including Subsidiary Guaranties, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Notes, or to conform the text of the Indenture or the Notes to any provision set forth in the offering circular, dated December 14, 2005 relating to the Notes, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture.

15. Defaults and Remedies

          Under the Indenture, Events of Default include: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $15.0 million; certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; certain judgments or decrees for the payment of money in excess of $15.0 million; and certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16. Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Holders' Compliance with Registration Rights Agreement

          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22. Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

          Skilled Healthcare Group, Inc.
          27442 Portola Parkway, Suite 200
          Foothill Ranch, CA 92610
          Attention: General Counsel

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                                   Your Signature:
      -------------------------------                   ------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box: [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $[__________]


Dated:                                  Your Signature:
       ------------------------------                   ------------------------
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this
                                                        Note.)


Signature Guarantee:
                     -------------------------------------------------------
                                  (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT 2
                                                                              to
                                             RULE 144A/REGULATION S/IAI APPENDIX

                                     Form of
                       Transferee Letter of Representation

Skilled Healthcare Group, Inc.

In care of
[__________]
[__________]
[__________]

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $[ ] principal amount of the 11% Senior Subordinated due 2014 (the "Notes") of Skilled Healthcare Group, Inc. (the "Company").

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: _______________________________

Address: ____________________________

Taxpayer ID Number: _________________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only
(i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                        TRANSFEREE: _________________,


                                        by:
                                            ------------------------------------